Investor Meetings
November 2009
NASDAQ: BOFL
Issuer Free Writing Prospectus dated November 6, 2009
Relating to Preliminary Prospectus dated November 5, 2009
Registration Statement No. 333-161252
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Raymond James & Associates, Inc. at 880 Carillon Parkway,
St. Petersburg, FL 33716 or by telephone at (727) 567-2400.
* * * *
Filed Pursuant to Rule 433

Certain statements made herein (or incorporated herein by reference) are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933 and Section 21E of
the Securities Exchange Act of 1934, each as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. These statements include:
Words such as “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “assume,” “indicate,” “continue,” “target,” “goal,” and similar words or expressions of the future are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. Forward-looking statements may not be realized due to factors that include, but are not limited to: the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality; governmental monetary and fiscal policies; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverages; changes in regulatory requirements specifically applicable to us, including enforcement actions and the effects of new FDIC policy statements; changes in accounting policies, rules and practices; the effects of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and other interest sensitive assets and liabilities; the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; changes in borrowers’ credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the effects of war or other conflicts, acts of terrorism or other catastrophic events, including hurricanes, storms and flooding, that may affect general economic conditions; the failure of assumptions and estimates and differences in and changes to economic, market and credit concentrations, including borrowers’ credit risks and payment behaviors from those used in our reviews of our loan portfolio and our loan portfolio stress test; the risk that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated, and sales of our capital stock in this offering and/or other transfers of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; and other factors and risks described under “Risk Factors”
herein.
Statements and predictions regarding future provisions for loan losses and potential loan losses, loan charge-offs, levels of the allowance for loan losses, levels of non-performing loans and assets, migration of loans into non-performing status, problem loan and asset resolutions (including foreclosures), future reductions in CRE loans (including high risk CRE loans), real estate activity levels and values, future and pro forma capital levels, capital needs and capital ratios, the stress test analysis, and changes in market demographics are forward looking statements. Many of these are not within our control.
All written and oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements otherwise are made.
Note Regarding Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than those prescribed by accounting principles generally accepted in the United States of America (“GAAP”). Bank of Florida
Corporation (the “Company”) management uses these “non-GAAP” measures in its analysis of the Company’s capital and performance. Company management, other financial institutions and investors often use tangible common equity to assess the quality of capital. Such capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.
Company management believes that these non-GAAP financial measures provide greater understanding of the Company’s business and performance, and facilitate an understanding of performance trends and comparisons with the performance of other financial institutions.
The limitations associated with those measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently, including as a result of using different assumed tax rates in making taxable equivalent measures. These disclosures should not be considered an alternative to GAAP. Information provided reconciles GAAP measures and tangible common equity, “core earnings” and net interest margin in the Appendix to this presentation.

Forward Looking Statements

Offering Summary
• Issuer: Bank of Florida Corporation (NASDAQ: “BOFL”)
• Offering Size: $75+ Million
• Shares Offered: TBD
• Over-Allotment Option: 15% / TBD shares
• Post-Offering Shares: TBD
• Current Price per Share: $1.35 (11/5/09 close)
• Lead Manager: Raymond James
• Co-Managers: Sandler O’Neill + Partners
Allen & Co.
Stifel Nicolaus
• Expected Pricing: TBD

• Deep and seasoned management team with experience in adverse market conditions
• Aggressive identification of non-performing assets
– Two independent loan reviews performed within the last 15 months
– SCAP stress test performed in September 2009
• Over 55% of Florida’s $393 billion deposit base is located in the Company’s core markets
(1)
• Deposit markets concentrated among a few large out-of-state competitors
• Track record of recent success and near-term future opportunity for significant lift-
outs of private bankers and wealth management teams
• Attractive entry point valuation
• Strong tangible common equity ratio of 6.53% (10.79% pro forma for a $71 million net offering)
Investment Highlights
(1) Data as of June 30, 2009; Source: SNL Financial

Use of Proceeds
• Proceeds from this offering are intended to be used for the following:
– Further enhancing capital ratios in anticipation of potential impairments to comply with the individual bank level board resolutions. It is estimated that $71 million will be required as of December 31, 2009
– Supporting continued organic growth of subsidiary banks, including lift-out initiatives of high caliber bankers and wealth managers
– Positioning balance sheet to capitalize on expansion opportunities in disrupted markets
– Other working capital purposes, including redemption of Series B Preferred
Stock that is not converted into Company common stock following the public offering

Corporate Profile
• Founded in Naples, Florida in August 1999
• Strong senior management team with an average of approximately 30 years of banking experience
• 5
th
largest publicly-traded bank holding company headquartered in Florida based on total assets
(1)
• 13 financial centers in 7 premier Florida markets
• Strong franchise name
• Integrated wealth management strategy with our Investment Management Division,
Bank of Florida Trust Company, the 3
rd
largest bank-controlled trust company
headquartered in Florida based on assets under administration
(1) Data as of September 30, 2009; Source: SNL Financial

Management Team
Director of Corporate Risk Management
• 38 years financial experience (all in
market)
• Prior experience: Gateway American
Bank and Union Bank of Florida
JOHN CHAPERON
Chief Financial Officer
• 26 years financial industry experience
• Prior experience: The Bankers Bank
and 16 years with The Prudential
Banks (wholly owned subsidiaries of
Prudential Financial)
TRACY KEEGAN MICHAEL McMULLAN JOHN JAMES
Chief Executive Officer
• CEO since inception
• 35 years banking experience (17
years in-market)
• Prior experience: NationsBank and
C&S Bank
Chief Administrative Officer
• Founding Director
• Head of Special Asset Division
• Over 40 years banking experience
• Prior experience: NationsBank
(Regional Executive – SW Florida) and
C&S Bank (Head of Credit
Administration)
ROY HELLWEGE SCOTT KELLETT
Director of Banking
• Over 30 years banking experience
(all in-market)
• Prior experience: Regional
President/CEO Gold Bank, Colonial
Bank and SunTrust, Manager of
Credit Policy and Asset Quality
SunTrust
CEO, Bank of Florida Trust Company
• 16 years experience in the wealth
management industry
• Named 2009 top financial planner by
in 2008 and 2009 by Gulfshore Life
• Prior experience: Fifth Third Bank
(Florida trust manager)
top wealth manager
Naples Daily News;

8 Banking Franchise

Banking Franchise
• Primary Target Markets
– Treasury Management
– Commercial and Industrial
– Health Care
– Wealth Management
– BOFL CEO Network
• Talent Enhancement Initiative
– Targeted Lift-Outs
– Focused Talent Upgrades
– Operational Efficiencies
• Core Deposit Growth Initiatives
– Client Relationship Management
– Significantly Reduce Reliance on Non-Core Funding
– Significantly Increase Demand Deposits
– Grow Money Market and Certificates of Deposit Balances
– Reduce Cost of Funding
– Superior Average Account Balances
– Superior Average Total Deposits: Financial Centers

A Diverse Deposit Mix
Total Deposits $1.2 Billion
Note: Data as of September 30, 2009
Core Deposits*
Are 65% of
Total Deposits
Retail CDs >
$100k
22%
Non-Interest
Bearing
8%
Retail CDARs
6%
Brokered
Deposits
13%
Wholesale
CDARs
< 1%
MM, NOW,
Savings
34%
Retail CDs <
$100k
16%
• 5-Year CAGR of 42% (35% excluding acquisitions)
*Management defines core deposits as
the sum of demand deposits, NOW,
MMDA, Savings, CDs < $100k and
retail CDARs. The FFIEC defines core
deposits as the sum of demand deposits,
all NOW and ATS accounts, MMDA
savings, other savings deposits, and
CDs < $100k.
Deposit Balance
Composition ($ Millions)
MM, NOW, Savings 417.0 $
Retail CDs > $100K 269.0
Retail CDs < $100K 194.5
Brokered Deposits 161.3
Non-Interest Bearing 101.9
Retail CDARs 76.9
Wholesale CDARs 2.8
Total 1,223.4 $

Loan Portfolio
• 5-Year CAGR of 45% (37% excluding acquisitions)
• Exposure to high risk loan categories has been reduced
significantly since December 31, 2006, with high risk loans
(land, commercial and residential construction loans) as a
percentage of current capital falling from 292% to 193%
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
Residential
Mortgage
17%
Land
12%
Construction
7%
Commercial
Real Estate
54%
Consumer
1%
Commercial &
Industrial
9%
Loan Portfolio
is 75%
Commercial-
Oriented
Loan Loan Balance
Type ($ Millions)
CRE 674.1 $
Residential Mortgage 216.0
Land 153.7
C&I 114.2
Construction 84.5
Consumer 11.1
Adj. for Fees (0.3)
Total 1,253.3 $
Average Loan Size ($000):
CRE 1,264.8 $
Residential Mortgage 328.3
Land 1,113.9
C&I 268.8
Construction 2,224.0
Consumer 29.8

• Of the $216.0 million in residential mortgages, $140.8 million or 65% is owner-occupied
• Of the $51.7 million in residential construction loans, $9.8 million or 19% is for owner-occupants
Residential Loan by Type
Residential
Mortgage
57%
Home Equity
14%
Residential
Construction
17%
Residential
Development
12%
The Majority
of the
Residential
Loan Portfolio
is Owner
Occupied
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
Residential Loan Balance
Loan Category ($ Millions)
Mortgage 172.9 $
Construction 51.7
HELOC 43.1
Development 37.6
Total 305.3 $

CRE Loans
are Secured by
a Diverse
Group of
Properties
CRE Loans by Type
• $674 million Total CRE Loan Portfolio
• 33% of Total CRE Portfolio is Owner-Occupied
• Office = 47% Owner-Occupied
• Retail = 20% Owner-Occupied
• Industrial/Warehouse = 41% Owner-Occupied
• 67% of Total CRE Portfolio is Income Producing
Office
31%
Restaurant
1% Multi-Family
5%
Retail
21%
Industrial &
Warehouse
17%
Other
16%
Hotel
9%
Avg. Loan Size:
Income Producing:
$1.6 million
Owner-Occupied:
$0.9 million
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
• Restaurant = 29% Owner-Occupied
• Other = 47% Owner-Occupied

• Residential construction portfolio totals $52 million
• Commercial construction portfolio totals $33 million
• 37% of construction loans are to persons who will be owner-
occupants
Construction
Loans Secured
by a Diverse
Group of
Projects
Construction Loans by Type
Project Loan Balance
Type ($ Millions)
Condo 17.8 $
Office
17.2
Single Family Spec.
17.0
Single Family Owner 9.8
Misc. Construction
8.0
Condo Conversio 7.1
Retail 2.9
Multi-Family 2.7
Industrial &
Warehouse
Hotel -
Total 84.5 $
2.0
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
Office
21%
Condo
22%
Misc.
Construction
9%
Multi-Family
3%
Condo
Conversion
8%
Industrial &
Warehouse
2%
Single Family
Owner
12%
Single Family
Speculative
20%
Retail
3%

15 Credit Quality

Proactively Addressing Credit Environment
• Structure
– Independent underwriting and multi-stage approval process
– Centralized special assets group with experienced leadership, personnel and BOD oversight
– Highly skilled OREO disposition team
– Director of Banking and Risk Management oversight on deals $2.0 million and greater
• Process
– Annual third party external loan review
– On-going internal loan reviews
– On-going internal stress testing
– External stress test (SCAP-based)
– Intensive executive management involvement from prompt identification
Weekly past due meetings
Weekly NPA/OREO meetings
Monthly watch loan review meetings
Migration, ALLL)
• Policy
– Ongoing enhancements to credit policy
– Periodic updates to portfolio limits
Weekly Portfolio Management Committee meetings (oversight of all FAS 114 analysis, TDRs,

Credit Quality Statistics
(1) Since January 1, 2008
• There have been 26 loans worked out prior to foreclosure
(1)
– 11 of these loans had no loss to principal
• There are currently 54 loans, $74 million or 50% of NPLs in the foreclosure process
• There have been 20 properties sold through foreclosure/OREO
(1)
– Average principal loss has been 37%
– Discounts from original appraisal have averaged 50%
– Three of these loans were sold with no loss to principal
• Current OREO properties are carried at 47% of original principal amount
• Charge-offs on existing NPLs total $21.2 million
• Specific reserves on existing NPLs total $17.2 million

2.15% 4.95% 7.67% 9.74% 10.79% NPAs / Assets
- $12.4 $9.4 $54.6 $46.3
Troubled Debt Restructurings
(Accruing Only)
$33.2 $76.7 $120.5 $148.9 $160.6 Total NPAs
9/30/09 6/30/09 3/31/09 12/31/08 9/30/08
Net Charge-offs $12.7 $9.5 $11.8 $0.8 $5.2
NCOs / Avg. Loans 4.52% 3.29% 3.92% 0.26% 1.72%
Loan Loss Reserves $38.0 $24.8 $24.5 $29.5 $14.3
LLR / Gross Loans 3.03% 1.95% 1.90% 2.32% 1.14%
LLR / NPLs 25% 18% 21% 41% 49%
Non-Performing Loans $150.1 $140.9 $115.0 $71.9 $29.1
OREO 10.5 8.0 5.5 4.8 4.1
Loans 30-89 Past Due $62.6 $23.3 $36.6 $22.7 $37.3
Credit Quality Migration
$ in millions

$ in millions
Note: Internal concentration/purpose codes utilized to provide enhanced granularity
NPAs by Loan Category
Third Quarter 2009 Second Quarter 2009
NPLs OREO Total NPAs NPLs OREO Total NPAs
Residential Mortgage $25.8 $1.5 $27.3 $31.8 $0.7 $32.5
HELOC 0.8 0.2 1.0 0.9 - 0.9
Land and Construction
– Residential
31.1 0.9 32.0 29.5 1.8 31.3
Land and Construction
– Commercial
23.7 2.6 26.3 36.3 2.8 39.1
Commercial &
Industrial
1.4 - 1.4 4.5 - 4.5
Commercial Real
Estate
66.7 5.3 72.0 37.3 2.7 40.0
Consumer & Other 0.6 - 0.6 0.6 - 0.6
Total $150.1 $10.5 $160.6 $140.9 $8.0 $148.9
• Of the $26.6 million in Residential Mortgage NPLs in 3Q09, $9.0 million (34%) was owner-occupied and
$17.6 million was non-owner occupied
• Of the $32.7 million in Residential Mortgage NPLs in 2Q09, $10.7 million (33%) was owner-occupied and
$22.0 million was non-owner occupied
• Nearly 70% of NPLs are vintage 2004 – 2006 loan originations

Third Quarter 2009 Second Quarter 2009
NCOs NCOs / Avg. Loans NCOs NCOs / Avg. Loans
Residential Mortgage $1,321 0.47% $743 0.26%
HELOC 354 0.13% 149 0.05%
Land and Construction
– Residential
2,323 0.83% 3,261 1.13%
Land and Construction
– Commercial
1,977 0.70% 4,206 1.46%
Commercial & Industrial 407 0.14% 406 0.14%
Commercial Real Estate 6,253 2.22% 611 0.21%
Consumer & Other 79 0.03% 108 0.04%
Total
$12,714 4.52% $9,484 3.29%
Net Charge-Offs by Loan Category
$ in thousands
Note: Ratios may not sum due to rounding. Internal concentration/purpose codes utilized to provide enhanced granularity

High Risk CRE Reduction Plan
Note: Capital is Total Risk-Based Capital; (1) Non-Owner Occupied
Loan Category 12/31/06 9/30/09 12/31/06 9/30/09 12/31/06 9/30/09 12/31/06 9/30/09
Land 228.0% 110.7% 173.4% 152.0% 190.7% 188.7% 133.8% 135.3%
Commercial Construction
(1)
123.2% 14.6% 103.3% 10.4% 121.6% 44.6% 76.9% 16.8%
Residential Construction
(1)
103.0% 67.1% 149.8% 33.2% 87.1% 12.8% 81.7% 40.7%
Total: 454.2% 192.4% 426.5% 195.6% 399.4% 246.1% 292.4% 192.8%
As % of Capital
BOFL Southeast Southwest Tampa Bay
As % of Capital As % of Capital As % of Capital

22 Financials

Potential Loan Loss Estimates
$ in thousands
Note: Management loan losses forecasted over a 6 to 24 month period; Promontory SCAP loan losses forecasted over a two year period prior to management decisions regarding loan loss estimates in October 2009. Loan portfolio balances are as categorized by Promontory Financial Group
Balance as of
June 30, 2009 Base Moderate High Adverse Scenario
Loan Type ($000) (%) ($000) (%) ($000) (%) ($000) (%) ($000) (%)
First Lien Mortgages 159,400 $      12.6% 8,386 $     5.3% 9,497 $     6.0% 10,750 $   6.7% 10,441 $     6.6%
Closed-End Junior Lien Mortgages 7,289             0.6% -                0.0% -                0.0% -                0.0% 1,458          20.0%
Home Equity Lines of Credit 45,231           3.6% 591           1.3% 591           1.3% 793           1.8% 3,257          7.2%
Commercial and Industrial Loans 112,804         8.9% 1,450        1.3% 1,450        1.3% 1,637        1.5% 5,979          5.3%
Construction & Land Development Loans 280,231         22.1% 25,177      9.0% 38,918      13.9% 51,977      18.5% 31,526        11.3%
Multifamily Loans 29,391           2.3% 903           3.1% 903           3.1% 1,534        5.2% 1,505          5.1%
Commercial Real Estate 621,272         49.0% 22,728      3.7% 26,077      4.2% 30,647      4.9% 74,553        12.0%
Consumer & Other Loans 13,168           1.0% 2,159        16.4% 2,159        16.4% 2,380        18.1% 1,053          8.0%
Total 1,268,786 $   100.0% 61,394 $   4.8% 79,597 $   6.3% 99,719 $   7.9% 129,770 $   10.2%
Estimated Credit Losses as of June 30, 2009 61,394 $   79,597 $   99,719 $   129,770 $
    3Q Gross Charge-Offs 12,764      12,764      12,764      12,764
Estimated Potential Credit Losses 48,630 $   66,833 $   86,955 $   117,006 $
Management Loan Loss Projections SCAP

Pro Forma Capital Ratios
$ in thousands
Note: Projected capital ratios as of 12/31/2010; Targeted LLR / Loans as of 12/31/2010 based on 9/30/2009 gross loans less estimated credit losses; Assumes 20% risk weighting of new capital; (1) Total Risk-Based Capital Ratio minimum will increase to 12.0% as of June 30, 2010
Assumptions:
Net Additional Capital to be Added to Banks 71,000 $
Targeted LLR / Loans (12/31/10) 2.0%
Additional Core Earnings 10,000 $
Effective Tax Rate 35.0%
SCAP
Estimated Capital Ratios Base Moderate High Adverse
Estimated Potential Credit Losses 48,630 $          66,833 $          86,955 $          117,006 $
Well-Capitalized Regulatory Minimum
Minimum 12/31/2009
Tier 1 Leverage Ratio 5.0% 8.0% 9.19% 8.47% 7.67% 6.45%
Tier 1 Risk-Based Capital Ratio 6.0% 6.0% 11.45% 10.65% 9.74% 8.33%
Total Risk-Based Capital Ratio
(1)
10.0% 11.0% 14.01% 13.24% 12.35% 10.97%
Management Loan Loss Projections

Core Earnings
$ in millions
3.40% 3.02% 3.12% 3.26% 3.34% Net Interest Margin – Pre Credit
(4)
3.33% 2.89% 2.93% 2.97% 3.02% Net Interest Margin
$1.6 $1.4 $1.2 $1.0 $2.0 Core Earnings (Pre-Tax / Credit)
10.1
$11.5
1.1
$10.4
12/31/08
$11.2 $10.6 $10.6 $10.8 Net Interest Income
(1)
1.2 1.1 1.1 1.2 Fee Income
(2)
12.4 $11.7 $11.7 $12.0 Gross Income
10.8 10.5 10.7 10.0 Operating Expense
(3)
9/30/09 6/30/09 3/31/09 9/30/08
(1) Excludes impact of nonaccrual loans and their related funding costs
(2) Excluding securities, interest rate swap and OREO gains/losses
(3) Excludes pre-foreclosure & foreclosed property expenses, goodwill impairment charge, FDIC special assessment, correspondent bank stock write-off, professional fees and termination costs, costs related to equity raise
(4) Excludes impact of nonaccrual loans and their related funding costs. This is a non-GAAP measure, see non-GAAP reconciliation in the Appendix

Securities Portfolio
8.4% 3.7% 4.7% 2.9% 7.6% 7.1% Total Securities / Assets
3.55% 3.71% 4.96% 5.36% 5.17% 4.47% Yield
$25,945 $18,622 $41,724 $38,008 $117,976 $104,950 Total Securities
51 76 101 3,314 3,316 2,668 Other
21,975 13,851 13,926 9,064 615 623
U.S. Treasury and
Government Agency
$3,919 $4,695 $27,697 $25,630 $114,045 $101,659
Agency Mortgage-Backed
Securities
12/31/04 12/31/05 12/31/06 12/31/07 12/31/08 9/30/09
$ in millions

- - - - 119 Lines of Credit
$437
-
27

$264 (1)
-
-
Capacity
$335
16
22
118
$179
7%
$105
102%
9/30/09
8% 7% 7% Securities / Assets
109% 111% 109% Loan / Deposits
$118 $113 $105 Investment Securities
$394
35
21
118
$220
6/30/09 3/31/09 12/31/08
Wholesale Funding:
Brokered Deposits $227 $254
FHLB Advances 118 152
Repurchase Agreements 20 20
Other Borrowings 76 16
Total Funding $441 $442
Liquidity
$ in millions
(1) .Subsidiary banks are not permitted currently to accept, renew or roll-over brokered CDs due to their “adequately capitalized” status
• No subordinated debt at the holding company level; $16 million outstanding at subsidiary bank level
• No trust preferred securities issued or held as investments

28 Stress Test Results

SCAP Stress Test Methodology
• Promontory Financial Group, LLC (Promontory) was hired to conduct a stress test analysis of
BOFL’s balance sheet using methodology based on the Federal Regulators’ Supervisory
Capital Assessment Program (SCAP) and conditions in the State of Florida
• The SCAP employs a benchmarking approach in which loss rates are chosen by reference to a combination of external – or benchmark – data sources are applied to the reported credit exposures of the bank
• The results from the stress test are not a prediction of what is most likely to happen to BOFL’s portfolio. They are an estimate of losses that BOFL might incur if the current economic environment continues to worsen to circumstances like those seen during the Great Depression
• Promontory assigned a customized set of loss rates, under a severe economic recession for the duration the SCAP’s two-year scenario, on BOFL’s loan portfolio at the end of August; and
taking into account conditions in Florida. Due to the composition of the portfolio, not all of the loss rates warranted the same amount of scrutiny. BOFL’s three largest types of lending:
commercial real estate, first lien residential mortgages, and commercial & industrial lending, received the most scrutiny. Exposure to other types of lending was deemed modest and has little impact on the estimated aggregate loss, so the high-end loss rate from the suggested
SCAP adverse-case ranges was adopted

2-Year Charge-Off Assumptions
Source: Promontory Financial Group, report dated September 9, 2009
High Stress Charge-Off Percentages 2-Year PF (%)
First Lien Mortgages 6.55%
Closed-End Junior Lien Mortgages 20.00%
Home Equity Lines of Credit ("HELOCs") 7.20%
Commercial & Industrial Loans 5.30%
Construction & Land Development Loans 11.25%
Multi-Family Loans 5.12%
Commercial Real Estate Loans (Nonfarm, Nonresidential) 12.00%
Credit Card Loans (Consumer) 20.00%
Other Consumer Loans (Revolving & Nonrevolving) 8.00%
Other Loans 4.00%
Weighted Average 10.23%

Stress Test Analysis
$ in thousands
Note: PPNR is Pre-Provision Net Revenue; Assumes tax-rate of 35%; Source: Promontory Financial Group, report dated September 9, 2009. The capital needed and target percentage do not reflect the higher levels required by the bank’s regulators
Impact of Credit Losses on Capital (%) $
ALLL Beginning Balance 1.95% 24,779 $
Less:  Stress Losses 10.30% 130,661
Add:  Provision for Loan Losses 10.35% 131,258
ALLL Ending Balance 2.00% 25,376 $
Regulatory Capital Calculation Current Pro Forma
GAAP Capital 180,803 $     180,803 $
Impact of Common Equity Raise -
Impact of PPNR on Capital, After Tax 4,653
Impact of Losses on Capital, After Tax 85,318
Ajusted GAAP Capital 180,803 $     100,138 $
Tier 1 Capital Adjustments (75,877)         (75,877)
Tier 1 Capital 104,926 $     24,261 $
Tier 1 Common Capital Adjustments -                     -
Tier 1 Common Capital 104,926 $     24,261 $
Tier 2 Capital 32,026 $       32,026 $
Tier 1 Capital Adjustments -                     -
Total Capital 136,988 $     56,323 $
Regulatory Capital Ratios Current Pro Forma Capital Need Target (%)
Leverage Ratios 7.23% 1.67% 48,289 $       5.00%
Tier 1 Risked-Based Ratio 8.18% 1.89% 52,726 $       6.00%
Tier 1 Common Risk-Based Ratio 8.18% 1.89% 27,063 $       4.00%
Total Risk-Based Ratio 10.68% 4.39% 71,988 $       10.00%
Tangbile Equity / Tangible Assets (GAAP Ratio) 7.93% 2.42% NA NA

32 Question & Answer

33 Appendix

Bank of Florida Trust Company
• Founded in August 2000
• Market value of assets under advice of $734 million
(1)
• Highly regarded and experienced management team
• LTM fees generated by Trust Company of $2.5 million
(1)
• Trust Company CEO Scott Kellett was named the 2009 “top financial planner” by the Naples Daily News
and was a 2007 – 2009 Five Star Wealth Management award
recipient for “overall client satisfaction”
from Gulfshore Life
magazine
• Opportunities through dissatisfaction of prospective clients with their wealth management provider, particularly with large wire houses and investment firms, continues to afford the Trust Company with opportunities over the next 12 to 18 months
• Unprecedented opportunities for in-market lift-outs of experienced and credentialed wealth management professionals that are dissatisfied with their current situation
(1) Data as of September 30, 2009

Florida Outlook
• Florida is the 4
th
most populous state in the nation and is the largest in the Southeast, with more than 19 million residents (www.eflorida.com)
• Florida is one of the top pro-business states in the nation, ranking 9 th
(Pollina
Corporate Real Estate Inc., June 2009)
• Miami – Ft. Lauderdale and Cape Coral – Ft. Myers are among the nation’s best places to start a small business (Bizjournals, February 2009)
• Florida’s 2008 Gross Domestic Product of $744.1 billion ranked 4 th
largest in the
nation and the largest in the Southeast (www.eflorida.com)
• Residential real estate values have begun to stabilize and existing home sales have increased for 13 consecutive months (Florida Association of Realtors, Sept. 2009)
• Commercial real estate activity has increased and transaction cycles are becoming much shorter as leasing rates are adjusting dramatically to foster more occupancy, with higher deal velocity expected in the third quarter of 2009 (Colliers Arnold
Commercial Real Estate, August 2009)

Hills-
borough
Pinellas
Lee
Palm Beach
Broward
Collier
Miami
– Dade

Bank of Florida
Counties Served
County
Deposits
State
Mktshare
Broward $37 billion 9.4%
Collier $12 billion 3.0%
Hillsborough $21 billion 5.4%
Lee $12 billion 3.1%
Miami-Dade $77 billion 19.6%
Palm Beach $39 billion 9.9%
Pinellas $20 billion 5.1%
Total Market Deposits $218 billion 55.5%
Total State Deposits $393 billion
Over Half of Florida Deposits in Our Markets
Source: SNL Financial; Data as of June 30, 2009

County
Total
Population
2009
(Actual)
Population
Change
2000-2009
(%)
Projected
Population
Change
2009-2014
(%)
Median
Household
Income
2009
($)
Household
Income
Change
2000-2009
(%)
Projected
Household
Income
Change
2009-2014
(%)
Collier 331,285           31.79 10.67 63,299       30.75 5.13
Broward 1,778,618        9.59 2.59 55,150       31.65 6.43
Hillsborough 1,222,012        22.33 8.58 53,298       31.01 4.89
Lee 645,899           46.50 17.89 52,154       29.34 5.02
Miami-Dade 2,467,618        9.51 3.33 47,005       30.59 5.68
Palm Beach 1,303,430        15.23 5.02 59,423       31.87 4.99
Pinellas 926,860           0.58 -1.19 48,207       29.71 5.62
Weighted BOFL Franchise 23.82 8.30 56,344       30.79 5.43
State of Florida 19,021,613      19.02 7.63 50,413       29.79 4.17
National 309,731,508    10.06 4.63 54,719       29.78 4.06

Favorable Market Demographics
Source: SNL Financial; Data as of June 2009. Weighted Franchise data calculated as the sum of the demographic item multiplied by the percent of the Company’s deposit franchise in located in each county
• BOFL serves some of the most historically attractive markets in the State of Florida, and in the Nation
• The counties where BOFL does business are expected to exceed both State of Florida and National averages in population growth and change in household income over the next five years

Loan
Portfolio is
Geographically
Diverse Across
our Markets
Loan Portfolio by Geography
• 73% of Other is located within Florida
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
Loan Balance
Market ($ Millions)
Southeast
Broward 231.4 $
Miami-Dade 149.7
Palm Beach 75.5
456.6 $
Southwest
Collier 247.1 $
Lee 180.5
427.6 $
Tampa Bay
Hillsborough 130.0 $
Pinellas 76.5
206.5 $
Other 162.6 $
Total 1,253.3 $
Tampa Bay
17%
Other
13%
Southeast
36%
Southwest
34%

Includes Residential Development & Construction, Residential Mortgage, and HELOC
Residential
Loans
Geographically
Disbursed
Across our
Markets
Residential Loans by Geography
Tampa Bay
14%
Other
6%
Southeast
32%
Southwest
48%
• 91% of Other is located within Florida
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
Loan Balance
Market ($ Millions)
Southeast
Miami-Dade 53.7 $
Broward 36.9
Palm Beach 6.3
96.9 $
Southwest
Collier 100.7 $
Lee 46.4
147.1 $
Tampa Bay
Hillsborough 32.1 $
Pinellas 11.3
43.4 $
Other 17.9 $
Total 305.3 $

CRE Loans are
Geographically
Diverse Across
our Markets
CRE Loans by Geography
Tampa Bay
13%
Southwest
32%
Southeast
38%
Other
17%
• 71% of Other is located within Florida
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity
Loan Balance
Market ($ Millions)
Southeast
Broward 139.8 $
Miami-Dade 62.0
Palm Beach 51.7
253.5 $
Southwest
Collier 109.9 $
Lee 108.1
218.0 $
Tampa Bay
Hillsborough 54.1 $
Pinellas 36.6
90.7 $
Other 111.9 $
Total 674.1 $

Construction
Loans are
Geographically
Diverse Across
our Markets
Construction Loans by Geography
Tampa Bay
23%
Other
2%
Southeast
50%
Southwest
25%
Loan Balance
Market ($ Millions)
Southeast
Miami-Dade 20.5 $
Broward 19.2
Palm Beach 2.3
42.0 $
Southwest
Collier 15.6 $
Lee 5.1
20.7 $
Tampa Bay
Hillsborough 15.5 $
Pinellas 4.2
19.7 $
Other 2.1 $
Total 84.5 $
Note: Data as of September 30, 2009. Internal concentration/purpose codes utilized to provide enhanced granularity

Residential NPLs by Type
1.6% 0.9 1.4% 0.8 HELOC
0.0% - 0.0% -
Single Family – Owner Occupied
11.6% 6.7 15.3% 8.8 Single Family – Speculative
7.6% 4.4 7.6% 4.4 Condo Conversion
12.3% 7.1 11.4% 6.6 Residential Development
20.9% 12.1 19.6% 11.3 Condo
Residential Construction
14.5% 8.4 14.2% 8.2 Owner
Third Quarter 2009 Second Quarter 2009
$ % $ %
Residential Mortgage
Investor $17.6 30.5% $18.2 31.5%
Total $57.7 100.0% $57.8 100.0%
$ in millions
Note: Internal concentration/purpose codes utilized to provide enhanced granularity

CRE NPLs by Type
6.7% 2.5 7.9% 5.2 Other
0.0% - 0.7% 0.5 Restaurant
0.0% - 4.2% 2.8
Multi-Family
0.0% - 8.8% 5.9 Industrial/Warehouse
25.7% 9.6 20.1% 13.4 Hotel
Third Quarter 2009 Second Quarter 2009
$ % $ %
Office $22.1 33.1% $18.0 48.3%
Retail 16.8 25.2% 7.2 19.3%
Total $66.7 100.0% $37.3 100.0%
$ in millions
Note: Internal concentration/purpose codes utilized to provide enhanced granularity

Construction NPLs by Type
0.0% - 0.0% - Retail
9.4% 2.4 10.2% 2.8 Other
0.0% - 0.0% - Industrial & Warehouse
0.0% - 0.0% - Hotel
0.0% - 0.0% - Multi-Family
0.0% - 0.0% - Hotels
17.2% 4.4 16.2% 4.4 Condo Conversion
47.2% 12.1 41.2% 11.2 Condos
26.2% $6.7 32.4% $8.8 Single Family – Speculative
Third Quarter 2009 Second Quarter 2009
$ % $ %
Office - 0.0% - 0.0%
Single Family – Owner Occupied - 0.0% - 0.0%
Total $27.2 100.0% $25.6 100.0%
$ in millions
Note: Internal concentration/purpose codes utilized to provide enhanced granularity

Third Quarter 2009 Second Quarter 2009
NPLs OREO Total NPAs NPLs OREO Total NPAs
Collier $56.3 $0.4 $56.7 $39.9 $0.8 $40.7
Lee 23.8 5.7 29.5 29.7 3.4 33.1
Broward 11.3 - 11.3 14.1 - 14.1
Miami-Dade 17.0 0.6 17.6 15.5 0.2 15.7
Palm Beach 8.8 - 8.8 7.7 - 7.7
Hillsborough 15.2 - 15.2 15.8 0.8 16.6
Pinellas 3.1 - 3.1 2.0 - 2.0
Other 14.7 3.8 18.5 16.2 2.8 19.0
Total $150.1 $10.5 $160.6 $140.9 $8.0 $148.9
NPAs by Market
$ in millions

Non-GAAP Reconciliation Tables
$ in millions
(9.7) (15.9) (16.0) (6.7) (9.8) (25.7) Provision for Loan Loss
$(9.6)
5.5
(0.2)
0.3
(0.6)
(0.4)
0.2
0.7
-
(0.2)
$1.0
6/30/09
- - - (0.7) - FDIC Special Assessment
0.9 - - 1.3 0.9 Securities / Interest Rate Swap Gains (Losses), net
(0.5) 0.1 - 0.2 (0.4) Gains (Losses) on OREO / Loan Sales, net
- - - (0.3) - Professional Fees and Termination Costs
(0.3) - - (0.1) (0.3) Costs Related to Equity Raise
3.5 5.9 2.6 3.9 9.4 Income Tax Benefit, net
$(6.1) $(10.0) $(4.4) $(6.5) $(16.1) Net Income (Loss) Excl. Goodwill Impairment
(2)
$(0.78) $(0.34) $(0.51) $(1.26) Diluted Operating EPS
-
(0.8)
(0.6)
$1.4
12/31/08
$0.6 $1.2 $1.0 $2.0 Core Earnings (Pre-Tax / Credit)
(0.7) (1.0) (1.1) (1.3) Carrying Cost of Nonaccrual Loans
(1)
0.1 (0.5) (0.7) (0.7) Pre-Foreclosure / Foreclosed Property Expense
- - (0.2) - Write-Off of Correspondent Bank Stock
9/30/09 6/30/09 3/31/09 12/31/08
Versus 9/30/09
(1) Carrying Cost of Nonaccrual Loans includes the impact of nonaccrual loans and their related funding costs
(2) Management believes presenting net losses excluding goodwill impairment is useful because the goodwill impairment is a charge that does not affect cash or liquidity and has no impact on regulatory or tangible capital ratios and we believe excluding goodwill impairment provides a better measure of our continued operations

Non-GAAP Reconciliation Tables
$ in millions
Core Earnings Summary
(2)
9/30/2009 6/30/2009 3/31/2009 12/31/2008 9/30/2008
Net Interest Income 9.5 $               9.5 $               9.6 $               9.8 $                10.9 $
Net Interest Margin 3.02% 2.97% 2.93% 2.89% 3.33%
Carrying Cost of Nonaccrual Loans 1.3 $               1.1 $               1.0 $               0.6 $                0.3 $
Impact of Excluding Carrying Cost of Nonaccrual Loans 0.32% 0.29% 0.19% 0.13% 0.07%
Net Interest Income 10.8 $            10.6 $            10.6 $            10.4 $             11.2 $
Net Interest Margin - Pre Credit 3.34% 3.26% 3.12% 3.02% 3.40%
Tangible Common Equity / Tangible Assets 9/30/2009
Total Shareholder's Equity 103.9 $
Less: Preferred Stock 4.3
Less: Intangible Assets 2.6
Tangible Common Equity
(1)
97.0 $
Add: Net Additional Capital Added to Banks 71.0
Pro Forma Tangible Common Equity 168.0 $
Total Assets 1,488.0 $
Add: Net Additional Capital Added to Banks 71.0
Less: Intangible Assets 2.6
Tangible Assets
(1)
1,556.4 $
Pro Forma Tangible Common Equity Ratio 10.79%
(1) Management believes that tangible common equity / tangible assets is a widely used measure of capital available to absorb losses and provides a useful way to evaluate and compare the financial strength of financial services firms
(2) Management believes that the earnings capacity of the Company in more normal periods is better reflected by excluding the carrying cost of nonaccrual loans, which are currently at elevated levels.  The Company believes that interest income and net interest margins, after excluding the carrying costs of nonaccrual loans, is a useful measure to evaluate the Company’s basic operations and earnings capacity